                                EXHIBIT 5
                                ---------


                     SIGNATURE X LTD. LIMITED PARTNERSHIP
                               Balance Sheets
                                 (Unaudited)


                                                  June 30,     December 31
                                                    1996           1995
                                                  --------     -----------

           ASSETS
     Current assets:
          Cash and short-term cash
          investments                             $341,488        308,404
          Investments held by trustee               22,110          1,463
                                                   -------        -------
              Cash and cash equivalents            363,598        309,867
          Accounts receivable                       78,143         47,290
          Other current assets                      85,196         74,028
                                                   -------        -------
              Total current assets                 526,937        431,185
                                                   -------        -------
     Property and equipment:
          Land                                   1,693,614      1,693,614
          Land improvements                        384,347        384,347
          Buildings                               ,846,694      6,846,694
          Furniture and equipment                1,952,198      1,875,612
                                                  ---------     ----------

                                                10,876,853     10,800,267
          Less accumulated depreciation          3,191,579      3,050,739
                                                ----------     ----------
             Net property and equipment          7,685,274      7,749,528

     Furniture and equipment reserves               74,493         87,841

     Deferred costs, net of accumulated amortization
          of $304,743 and $296,889                  124,673        122,687
                                                 ----------      ---------
                                                 $8,411,377      8,391,241
                                                 ----------      ---------
                                                 ----------      ---------


          LIABILITIES AND PARTNERS EQUITY

     Current liabilities:
          Current portion of long-term debt          101,946        104,573
          Accounts payable                           71,160         25,090
          Accrued payroll and related taxes          41,713         34,290
          State and local taxes                       78,364         57,582
          Accrued interest                            20,977         22,454
                                                     -------        -------
          Total current liabilities                  314,160        243,989

   Long-term debt, less current portion            5,171,421      5,197,742
   Note payable to general partner                 2,377,361      2,377,361
   Advances from general partner                      80,000        200,000
                                                   ---------      ---------

         Total liabilities                         7,942,942      8,019,092

     Partner's equity:
          General partner (15% interest)              69,882         55,439

           Limited partners (85% interest, 364 units 398,553        316,710
                                                    --------       --------
             authorized and outstanding)             468,435        372,149
                                                    --------       ---------
                                                  $8,411,377      8,391,241
                                                   ---------      ----------
                                                   ---------      ----------

                                     -1-


                   SIGNATURE X LTD. LIMITED PARTNERSHIP
                   Statements of Operations (Unaudited)



                              Three Months Ended       Six Months Ended
                                    June 30                June 30
                            1996          1995       1996          1995
                            --------------------     ------------------
Revenue:
     Room revenue          $927,958     808,694    1,622,169  1,385,723
     Other hotel revenue     25,476      22,200       52,388     52,580
      Interest                3,051        2,233       5,709      3,886
                           --------     --------   ---------- ---------
                            956,485      833,127    1,680,266 1,442,189
                           --------     --------   ---------- ---------

Cost and expenses:
    Hotel operations        244,270      219,280      506,847   452,686
    Salaries and benefits   232,849      191,369       437,570  371,601
    Management and franchise
    fees                     85,402       74,504       150,217  128,702
    Advertising and
    reservations             33,212       28,974        58,418   50,051
    Interest                135,383      139,991       271,261  279,240
    Depreciation and
    amortization             80,163       73,818       160,326  147,637
    Gain on disposal of
    equipment                  (659)        -             (659)     -
                             -------     -------       -------  -------
                            810,620      727,936      1,583,98 1,429,917
                             -------     -------       -------  --------

Net income                   145,865     105,191        96,286    12,272

General Partner
 (15% interest)               21,880      15,779         14,443    1,841
                             -------     -------        -------   -------

Limited partners
(85% interest)              $123,985      89,412         81,843   10,431
                             -------     -------        -------   -------
                             -------     -------        -------   -------

Limited partner's interest
per unit                 $       341         246            225       29
                            --------     -------         -------   -------
                            --------     -------         -------   -------

Average number of limited partner
     units outstanding           364         364            364      364
                            --------     -------         -------   -------
                            --------     -------         -------   -------


                   SIGNATURE X LTD. LIMITED PARTNERSHIP
                      Statement of Partner's Equity
                      Six months ended June 30, 1996
                              (Unaudited)


                                      General       Limited
                                      Partner       Partners     Total
                                      -------       --------     -------
Balance at December 31, 1995         $  55,439       316,710     372,149

       Net income                       14,443        81,843      96,286
                                       -------       -------      -------
Balance at June 30, 1996             $  69,882       398,553      468,435
                                       -------       -------      -------
                                       -------       -------      -------


Accumulated balances:
       Capital contributions           404,445     3,640,000    4,044,445
        Offering expenses                -          (455,000)   (455,000)
        Net loss                      (334,563)   (2,786,447) (3,121,010)
                                      ---------    ---------   ---------
Balance at June 30, 1996                69,882       398,553     468,435
                                      ---------    ---------   ---------
                                      ---------    ---------   ---------



                    SIGNATURE X LTD. LIMITED PARTNERSHIP
                          Statements of Cash Flows
                               (Unaudited)



                                                     Six Months Ended
                                                         June 30
                                                     1996        1995
                                                    -----------------
Cash flows from operating activities:
    Net income                                     $96,286     12,272
    Items which do not use (provide) cash:
       Depreciation of property and equipment      152,471    139,782
       Amortization of deferred costs                7,854      7,855
       Gain on disposal of equipment                  (659)      -
       Accrued revenue and other expenses, net       30,777    59,617
                                                    -------   -------
       Net cash provided by operating activities    286,729   219,526
                                                    -------   -------


Cash from investing activities:
       Additions to furniture and
          equipment reserves                        (60,338)  (75,577)
        Other additions to property and equipment   (14,531)  (25,730)
        Proceeds from sale of property and equipment    659      -
        Additions to deferred costs                  (9,840)     -
                                                     -------  -------
            Net cash used in investing activities   (84,050) (101,307)
                                                     ------   -------
Cash flows from financing activities:
       Payments on long-term debt                  (28,948)   (24,409)
       Repayments of general partner advances      (120,000)      -
                                                   --------    -------
       Net cash used in financing activities       (148,948)   (4,409)
                                                    -------    -------

Change in cash and cash equivalents                  53,731   113,810
Cash and cash equivalents at beginning of period    309,867   212,006
                                                    --------  --------

Cash and cash equivalents at end of period         $363,598   325,816
                                                    -------   -------
                                                    -------   -------
Additional disclosures:

       Interest paid                               $271,445   278,804
                                                   --------   -------
                                                   --------   -------
       Additions to property and equipment from
          furniture and equipment reserves          $73,686   117,735
                                                   --------   -------
                                                   --------   --------